As filed with the Securities and Exchange Commission on May 26, 2023

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HERITAGE COMMERCE CORP

(Exact Name of Registrant as Specified in its Charter)

California	77-0469558
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

224 Airport Parkway

San Jose, California 95110

(Address of Registrant’s Principal Executive Offices Including Zip Code)

Heritage Commerce Corp 2023 Equity Incentive Plan

(Full title of Plan)

Lawrence D. McGovern

Executive Vice President and Chief Financial Officer

224 Airport Parkway

San Jose, California 95110

(408) 947-6900

(Name and Address, Including Zip Code,

and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Mark A. Bonenfant, Esq.
Buchalter
A Professional Corporation
1420 5th Avenue

Seattle, WA 98101

(206) 319-7052

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

HERITAGE COMMERCE CORP

This Registration Statement on Form S-8 is being filed by Heritage Commerce Corp, a California corporation (the “Company” or the “Registrant”) to register 1,421,531 shares of common stock, no par value (the “Common Stock”) which may be acquired pursuant to the Company’s 2023 Equity Incentive Plan (the “Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933 (“Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available upon written request to: Corporate Secretary, Heritage Commerce Corp, 224 Airport Parkway, San Jose, California 95110.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold (such documents, and the documents listed below, being hereinafter referred to as “Incorporated Documents”):

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 9, 2023;

2.	The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our definitive proxy statement on Schedule 14A, filed with the Commission on April 13, 2023;

3.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 5, 2023;

4.	The Company’s Current Reports on Form 8-K filed with the Commission on January 27, 2023, March 27, 2023; and April 27, 2023;

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5.	The description of the Company’s common stock contained in Exhibit 4.4 the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 11, 2020, together with any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

The Company is only incorporating certain portions of its definitive proxy statement on Schedule 14A for its 2023 annual meeting of shareholders as described above and is not incorporating by reference) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K, that, the Company may file or furnish with the Commission, unless otherwise specified in such current report or in such form.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 317 of the California General Corporation Law permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. Article V of the Articles of Incorporation of the Company contains provisions limiting the monetary liability of directors for breaches of the duty of care. Article VII of the Articles of Incorporation of the Company contains provisions that authorize the Registrant to indemnify its directors, officers and employees to the fullest extent permitted, and in excess of that authorized, under Section 317. Section 12 of the Company’s By-Laws provides for the indemnification of directors and officers to the fullest extent permitted by law. The foregoing summaries are necessarily subject to the complete text of the statute and the Articles and the By-Laws referred to above and are qualified in their entirety by reference thereto.

The Company also maintains insurance policies which insure its officers and directors against certain liabilities.

The Company has entered into agreements with its directors and its executive officers that require the Company to indemnify such persons to the fullest extent permitted under California law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.

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Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description of Exhibit
4.1	Restated Articles of Incorporation of Heritage Commerce Corp (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on March 16, 2009)
4.2	Certificate of Amendment of Articles of Incorporation of Heritage Commerce Corp, as filed with the California Secretary of State on June 1, 2010 (incorporated by reference from the Registration Statement on Form S-1 filed July 23, 2010)
4.3	Bylaws, as amended, of Heritage Commerce Corp (incorporated by reference from the Registrant’s Current Report Form 8-K filed June 28, 2013)
4.4	Heritage Commerce Corp 2023 Equity Incentive Plan
5.1	Opinion of Buchalter, A Professional Corporation
23.1	Consent of Independent Registered Public Accountant
23.2	Consent of Buchalter, A Professional Corporation (included in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page)
107	Filing Fee Table

Item 9.	Undertakings.

1.            The undersigned Registrant hereby undertakes:

(a)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

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(b)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such reports and documents.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on this 26th day of May, 2023.

HERITAGE COMMERCE CORP

By:	/s/ Robertson Clay Jones
Robertson Clay Jones
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robertson Clay Jones and Lawrence D. McGovern, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons on May 26, 2023 in the capacities indicated.

Signature	Title

/s/ JULIANNE M. BIAGINI-KOMAS	Director
Julianne M. Biagini-Komas

/s/ BRUCE H. CABRAL	Director
Bruce H. Cabral
/s/ JACK W. CONNER	Director and Chairman of the Board
Jack W. Conner

/s/ JASON DINAPOLI	Director
Jason DiNapoli

/s/ STEPHEN G. HEITEL	Director
Stephen G. Heitel

/s/ KAMRAN F. HUSAIN	Director
Kamran F. Husain

/s/ ROBERTSON CLAY JONES	Director, President and Chief Executive Officer
Robertson Clay Jones	(Principal Executive Officer)

/s/ LAWRENCE D. MCGOVERN	Executive Vice President and Chief Financial
Lawrence D. McGovern	Officer (Principal Financial and Accounting Officer)

/s/ MARINA H. PARK SUTTON	Director
Marina H. Park Sutton

/s/ LAURA RODEN	Director
Laura Roden

/s/ RANSON W. WEBSTER	Director
Ranson W. Webster

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